SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2007

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place

Beaverton, Oregon  97007

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 5, 2007, Metro One Telecommunications, Inc. (the “Company”) executed an engagement letter with XRoads Solutions Group, LLC (“XRoads”) effective as of April 1, 2007 (the “XRoads Engagement Letter”). Pursuant to the XRoads Engagement Letter, XRoads will, among other things, appoint an engagement leader who will be the Executive Vice President—Restructuring, review and evaluate strategic alternatives available to the Company, make recommendations to the Company’s Board of Directors and lead the execution of the strategies and work approved by the Board. The XRoads Engagement Letter has a term ending August 31, 2007. The Company will pay XRoads a retainer and monthly fees and will reimburse XRoads for out-of-pocket expenses. The Company may terminate the engagement of XRoads upon five days’ notice, provided that it pays a termination fee of $150,000 if the termination is other than for good reason. The XRoads Engagement Letter also provides that under certain circumstances XRoads may earn a performance fee, the amount of which depends upon the nature of any transaction and the value received by the Company.

On April 11, 2007, the Company issued a press release related to the engagement of XRoads. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Company’s approval of the XRoads Engagement Letter, the Company’s Board of Directors on April 5, 2007, appointed Alexander W. Stevenson to serve as its Executive Vice President—Restructuring. Mr. Stevenson will lead the XRoads engagement and is responsible for the oversight and implementation of the strategies and work approved by the Board of Directors and will report directly to the Board.

Mr. Alexander, age 36, is a Principal of XRoads, the firm engaged by the Company to assist in its restructuring efforts. Prior to joining XRoads in 2005, he served for eight years with Ernst & Young Corporate Finance LLC, most recently as a Managing Director. He received his Bachelor of Arts degree in Accounting from Michigan State University.

The Company does not have an employment agreement with Mr. Alexander. Payment for his services is covered by the XRoads Engagement Letter discussed in Item. 1.01.

Item 9.01	Financial Statements and Exhibits.

The press release filed pursuant to this Item 9.01 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section.  Furthermore, this exhibit shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

(d)	Exhibits

Exhibit	Description

99.1	Press Release dated April 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2007	METRO ONE TELECOMMUNICATIONS, INC.

By:	/s/ Gary Henry
Gary Henry

Chief Executive Officer